UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to § 240.14a-12

NEW JERSEY MINING COMPANY

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

NEW JERSEY MINING COMPANY

201 N. 3rd Street

Coeur d'Alene, Idaho 83814

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on October 6, 2021

Dear Shareholder:

Notice is hereby given that a Special Meeting of Shareholders of New Jersey Mining Company, an Idaho corporation (the "Company"), will be held at the corporate office of the Company, 201 N. 3rd Street, Coeur d'Alene, ID on October 6, 2021, at 9:00 a.m. Pacific Daylight Time ("PDT") for the following purposes as further described in the enclosed Proxy Statement.

1.To approve an amendment and restatement of the Company's Articles of Incorporation, at the discretion of the Board of Directors, to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-14.

2.To approve an amendment and restatement of the Company's Articles of Incorporation to change the Company's corporate name from New Jersey Mining Company to Idaho Strategic Resources, Inc.

3.To transact such other business as may properly come before the meeting or any adjournment thereof.

Broker discretionary voting is not permitted on certain proposals.  This means that if your shares are held by a broker, your broker cannot vote your shares for the approval of the amendment and restatement of the Company's Articles of Incorporation unless you provide instructions.  Therefore, as soon as possible, please complete the forms your broker may provide to you with instructions on how to vote your shares.

Whether or not you attend the Special Meeting, it is very important that your shares be represented.  We urge you to read the enclosed Proxy Statement and the proposed Articles of Amendment and Restatement of the Articles of Incorporation attached to the Proxy Statement as Appendix A and either: (1) complete, sign, date, and return the Proxy Card in the enclosed envelope; or (2) vote via the Internet or by telephone pursuant to the instructions provided in the Proxy Card or form of proxy card you may receive from your broker.  If you decide to attend the Special Meeting, you will be able to vote in person even if you previously submitted your Proxy.  If your shares are held by a broker, you may vote in person only if you bring the Proxy you received to the Special Meeting.

The Board of Directors has fixed the close of business on September 3, 2021, as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting and any adjournment thereof. The Board of Directors has concluded that dissenters' appraisal rights are or may be available under Idaho law.  A copy of Sections 30-29-1301 through 30-29-1331 of the Idaho Code describing such rights is attached to the Proxy Statement as Appendix B.

By Order of the Board of Directors

/s/ John Swallow

Chairman and Chief Executive Officer

Coeur d'Alene, ID

September 2, 2021

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TABLE OF CONTENTS

Page

NEW JERSEY MINING COMPANY1

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING3

Why am I receiving this Proxy Statement and proxy card?3

When is the record date?3

How many shares are outstanding?3

What am I voting on?3

What does the Board of Directors Recommend with regard to Proposal No. 1?4

What does the Board of Directors Recommend with regard to Proposal No. 2?4

How many votes do I get?4

How do I vote?4

Can shareholders vote in person at the Special Meeting?5

What if I change my mind after I return my proxy?5

How many votes do you need to hold the Special Meeting?5

What if a quorum is not present at the Special Meeting?5

What if I abstain from voting?6

What effect does a broker non-vote have?6

How many votes are needed to approve the amendment and restatement of the Company's Articles of Incorporation to effect the Reverse Stock Split?6

How many votes are needed to approve the amendment and restatement of the Company's Articles of Incorporation to change the Company's corporate name from New Jersey Mining Company to

Idaho Strategic Resources, Inc.?6

Will my shares be voted if I do not sign and return my Proxy Card?7

Where can I find the voting results of the Special Meeting?7

Who will pay for the costs of soliciting proxies?7

Are there Dissenters' Appraisal Rights?7

Disclosure Regarding Forward-Looking Statements7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND

EXECUTIVE OFFICERS8

Security Ownership of Certain Beneficial Owners8

PROPOSAL NO. 19

Summary9

Purpose of the Reverse Stock Split10

Procedures for effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates10

General Effect of the Reverse Stock Split on Company Shareholders11

Effect on Registered and Beneficial Holders of Common Stock11

Effect on Registered "Book-Entry" Holders of the Company's Common Stock11

Effect on Registered Certificated Shares of the Company's Common Stock12

i

Fractional shares of Company Common Stock12

Accounting Matters12

No Going Private Transaction13

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to the Company's Shareholders13

Certain Risks Associated with the Reverse Stock Split14

Reservation of Rights14

PROPOSAL NO. 215

Reason for the Amendment15

Effects of the Amendment15

Vote Required16

ADDITIONAL INFORMATION16

OTHER MATTERS16

APPENDIX A17

APPENDIX B23

ii

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO EITHER: (1) VOTE VIA THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS PROVIDED IN THE PROXY CARD OR FORM OF PROXY CARD YOU MAY RECEIVE FROM YOUR BROKER; OR (2) COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. AT ANY TIME PRIOR TO ITS EXERCISE, YOUR PROXY WILL BE REVOCABLE EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING.  THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

NEW JERSEY MINING COMPANY
201 N. 3rd Street Coeur d'Alene, Idaho 83814
Proxy Statement
for
Special Meeting of Shareholders

To Be Held October 6, 2021, 9:00AM Pacific Time New Jersey Mining Company Corporate Office 201 N. 3rd Street, Coeur d'Alene, Idaho, 83814

The Board of Directors (the "Board") of New Jersey Mining Company (the "Company") is soliciting proxies for use at the special meeting of shareholders to be held on Wednesday, October 6, 2021, at 9:00 A.M., Pacific Time, at the Company's offices, located 201 N. 3rd Street, Coeur d'Alene, Idaho, and any adjournment or postponement thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Meeting and regarding the availability of this Proxy Statement and form of proxy first mailed to holders of the Company's common stock on or about September 17, 2021.

You are invited to attend the Special Meeting at the above stated time and location. If you plan to attend and your shares are held in "street name" – in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares in person, by completing a proxy card online, by completing and returning a proxy card provided to you by mail or fax, or, if you hold shares in "street name," by completing the voting form provided by the broker, bank or other nominee.

The Company's common stock is the only type of security entitled to vote at the Special Meeting. The Company's corporate bylaws define a quorum as a majority of all the shares entitled to vote, represented by shareholders of record in person or by proxy, but in no event shall a quorum consist of less than one-third (1/3) of the shares outstanding entitled to vote at the meeting.

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QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a shareholder of record at the close of business on September 3, 2021 and are entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on October 6, 2021, at 9:00 a.m. PDT at the corporate office of New Jersey Mining Company, an Idaho corporation (the "Company"), located at 201 N. 3rd Street Ave., Coeur d'Alene, ID, 83814.  This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Special Meeting to vote your shares.

When you sign the proxy card you appoint John Swallow, Director, President and Chief Executive Officer as your representative at the Special Meeting. As your representative, he will vote your shares at the Special Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting, just in case your plans change.

If an issue properly comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board of Directors of the Company (the "Board of Directors") has fixed September 3, 2021, as the record date for the Special Meeting. Only holders of the Company's common stock, having no par value (the "Common Stock") as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares are outstanding?

As of September 3, 2021, 143,602,866 shares of the Company' Common Stock were issued and outstanding.

What am I voting on?

Assuming a quorum is present in person or represented by Proxy with respect to each matter to be acted upon, you will be asked to consider and vote upon the following proposals at the Special Meeting:

Proposal No. 1 - To approve an amendment and restatement of the Company's Articles of Incorporation, at the discretion of the Board of Directors, to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-14.

Proposal No. 2 - To approve an amendment and restatement of the Company's Articles of Incorporation to change the Company's corporate name from New Jersey Mining Company to Idaho Strategic Resources, Inc.

What does the Board of Directors Recommend with regard to Proposal No. 1?

The Board of Directors of the Company believes Proposal No. 1 described herein is in the best interests of the Company and its shareholders and, accordingly, unanimously recommends that the shareholders vote "FOR" Proposal No. 1.

What does the Board of Directors Recommend with regard to Proposal No. 2?

The Board of Directors of the Company believes Proposal No. 2 described herein is in the best interests of the Company and its shareholders and, accordingly, unanimously recommends that the shareholders vote "FOR" Proposal No. 2.

How many votes do I get?

Each share is entitled to one (1) vote. No cumulative rights are authorized, and dissenters' rights are not applicable to any of the matters being voted upon.

The Board of Directors recommends a vote FOR Proposals No.s 1 and 2 to approve the amendment and restatement of the Company's Articles of Incorporation to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-14 (the "Reverse Stock Split") and change the Company's corporate name from New Jersey Mining Company to Idaho Strategic Resources, Inc.

How do I vote?

You have several voting options. You may vote by:

Completing your proxy card over the internet at the following website: https://stocktransfersolo.com/Vote;

Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing or faxing it to the attention of: Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno NV 89501 or 775-322-5623; or

Attending the Special Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can shareholders vote in person at the Special Meeting?

We will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else's name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Special Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

Signing another proxy with a later date and mailing or faxing it to the attention of: Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno NV, or 775-322-5623 so long as it is received prior to 4:00 PM Pacific Time on October 5, 2021;

Delivering a written notice of the revocation of your proxy to the attention of: Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno NV 89501, so long as it is received prior to 4:00PM Pacific Time on October 5, 2021; or

Voting in person at the Special Meeting.

Beneficial owners of shares should refer to the instructions received from their stockbroker or the registered holder of their shares if they wish to change their vote.

How many votes do you need to hold the Special Meeting?

To conduct the Special Meeting, the Company must have a quorum. A Quorum for the Special Meeting consists of a majority of all the shares entitled to vote, but in no event shall a quorum consist of less than one-third (1/3) of shares entitled to vote present in person or represented by proxy. The Company's Common Stock is the only type of security entitled to vote at the Special Meeting. Based on 143,602,866 voting shares outstanding as of the record date of September 3, 2021, 47,867,622 shares must be present at the Special Meeting, in person or by proxy, for there to be a quorum. Your shares will be counted as present at the Special Meeting if you:

Submit a properly executed proxy card (even if you do not provide voting instructions); or

Attend the Special Meeting in person.

What if a quorum is not present at the Special Meeting?

If a quorum is not present at the scheduled time for a vote at the Special Meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.  An adjournment will have no effect on the business that may be conducted at the meeting.  The Board of Directors must fix a new Record Date to determine the shareholders entitled to vote at the adjourned meeting if the meeting is adjourned more than 140 days after the date fixed for the original meeting and would also be required to provide shareholders with notice of the rescheduled meeting date.

What if I abstain from voting?

Abstentions with respect to Proposal No. 1 will be counted for the purposes of establishing a quorum. Since the Company's Bylaws state that matters presented at a meeting of the shareholders must be approved by the majority of the votes cast on the matter, a properly executed proxy card marked ABSTAIN with respect to a proposal is not considered a vote cast for the foregoing purpose and will have no effect on the vote for that proposal.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. Proposals 1 and 2 are considered non-routine matters and brokers may not vote shares held in street name for their customers in relation to this item of business unless instructed to do so.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Special Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the approval of Proposal No. 1 or Proposal No. 2.

How many votes are needed to approve the amendment and restatement of the Company's Articles of Incorporation to effect the Reverse Stock Split?

Proposal No. 1 to approve the amendment and restatement of the Company's Articles of Incorporation to effect the Reverse Stock Split will be approved if the votes cast in favor exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

How many votes are needed to approve the amendment and restatement of the Company's Articles of Incorporation to change the Company's corporate name from New Jersey Mining Company to Idaho Strategic Resources, Inc.?

Proposal No. 2 to approve the amendment and restatement of the Company's Articles of Incorporation to change the Company's corporate name from New Jersey Mining Company to Idaho Strategic Resources, Inc. will be approved if the votes cast in favor exceed the votes cast opposing the action. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, and you fail to instruct your broker how to vote your shares, then your shares will not be voted at the meeting.

If your shares are registered in your name, and you do not complete your proxy card over the Internet or sign and return your proxy card, your shares will not be voted at the Special Meeting unless you attend the Special Meeting and vote your shares in person.

Where can I find the voting results of the Special Meeting?

We will publish the final results in a current report filing on Form 8-K with the Securities and Exchange Commission (SEC) within four (4) business days of the Special Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Special Meeting as possible, the Company's Directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement. The Company will pay a reasonable fee in relation to these services. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company's Common Shares on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

Are there Dissenters' Appraisal Rights?

There are no dissenters' appraisal rights applicable to the matters to be considered at the Special Meeting.

Disclosure Regarding Forward-Looking Statements

Statements contained herein concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and other statements that are not historical facts are intended to be "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and as such, are subject to a number of risks and uncertainties that might cause actual results to differ materially from expectations or our stated objectives.  Factors that could cause actual results to differ materially include, but are not limited to, changes in regional and general economic conditions; changes in interest rates; changes in competition; changes in accounting principles, practices, policies, or guidelines; changes in legislation or regulations; changes in the regulatory environment; changes in fiscal policy of the Federal Government or the State of Idaho; changes in other economic, competitive, governmental, regulatory, and technological factors affecting operations, pricing, products, and services; and material unforeseen changes in the liquidity, results of operations, or financial condition of the Company's customers.  Accordingly, these factors should be considered in evaluating forward-looking statements, and there should not be undue reliance placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of August 31, 2021 regarding the shares of Company Common Stock beneficially owned by: (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each Director of the Company; (iii) the Named Executive Officers; and (iv) all Directors and the Named Executive Officers of the Company as a group. Except as noted below, each holder has sole voting and investment power with respect to the shares of the Company Common Stock listed as owned by that person.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common	John Swallow 201 N. Third Street Coeur d'Alene, ID 83814	17,982,558 (a)	11.22%

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class[1]
Common	John Swallow 201 N. Third Street Coeur d'Alene, ID 83814	17,982,558 (a)	11.22%
Common	Grant A. Brackebusch 89 Appleberg Road Kellogg, Idaho 83837	1,856,093 (b)	1.16%
Common	Kevin Shiell 201 N. Third St. Cœur d'Alene, ID 83814	800,000 (c)	0.50%
Common	Rob Morgan 1335 Cooper St. Missoula MT 59802	395,000 (d)	0.25%
Common	Monique Hayes 4159 E. Mullan Trail Coeur d'Alene, Idaho 83814	538,688 (e)	0.34%
Common	All Directors and Executive Officers as a group (5 individuals)	21,572,339	13.46%

(1) Based upon 143,602,866 outstanding shares of common stock 5,697,249 warrants, 5,525,000 vested options, and 5,500,000 shares into which debt can be converted at August 31, 2021.

a)Consists of 17,347,373 shares of common stock, presently exercisable options to purchase 450,000 shares and presently exercisable warrants to purchase 185,185 shares.

b)Consists of 1,406,093 shares of common stock and presently exercisable options to purchase 450,000 shares.

c)Consists of 600,000 shares of common stock and presently exercisable options to purchase 200,000 shares.

d)Consists of 195,000 shares of common stock and presently exercisable options to purchase 200,000 shares.

e)Consists of 338,688 shares of common stock and presently exercisable options to purchase 200,000 shares.

None of the Directors or officers has the right to acquire any additional securities pursuant to options, warrants, conversion privileges or other rights. No shares are pledged as security.

PROPOSAL NO. 1

APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION, AT THE DISCRETION OF THE BOARD OF DIRECTORS, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO OF ONE-FOR-14.

THIS REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE STOCK SPLIT OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Summary

As presented in Proposal No. 1, the Board of Directors has authorized and unanimously recommends that the shareholders approve an amendment and restatement of the Company's Articles of Incorporation, at the discretion of the Board of Directors, to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-14, so that for every 14 shares held by a shareholder, the shareholder will receive one share. A summary of the terms of the amendment and restatement of the Company's Articles of Incorporation resulting in the Reverse Stock Split is as follows:

•The purpose of the Reverse Stock Split is to increase the price per share of the Company's Common Stock to over $3.00 per share so that the Company's Common Stock will qualify for listing on the NYSE American stock exchange.   The increase in stock price and listing on the NYSE American exchange is expected to increase the liquidity of the Company's Common Stock and the number of investors that would be willing and able to invest in the Company' Common Stock.

•In determining the Reverse Stock Split ratio to be implemented, the Board of Directors considered historical and prevailing trading prices and trading volumes, and the anticipated impact of the Reverse Stock Split on trading prices and volumes and the desirability of seeking a listing on the NYSE American stock exchange.

•As a result of the proposed amendments to effect the Reverse Stock Split: (a) each shareholder of record will receive one share of Company Common Stock for every 14 shares of Common Stock held as of the Record Date; (b) each shareholder of record owning less than one whole share of the Company's Common Stock at the Effective Time (referred to hereafter as a "Fractional Share") will receive one whole share per fractional share; and (c) the aggregate number of shares of Common Stock and Preferred Stock authorized to be issued by the Company will remain unchanged.

•The closing prices of the Company's stock as listed on the OTCQB have ranged since January 1, 2021 from a low of $0.23 per share to a high of $0.39 per share.

•Proposal No. 1 must be approved by a majority of the shares of Common Stock.

The Company's Board of Directors have unanimously approved the Reverse Stock Split and recommend the Company's shareholders vote to approve Proposal No. 1. The Reverse Stock Split will be approved if a majority of outstanding shares of the Company present at the Special Meeting in person or by proxy are voted in favor of Proposal No. 1.

Purpose of the Reverse Stock Split

The Company's Board of Directors unanimously approved the authorization of the Reverse Stock Split with the primary intent of increasing the price per share of the Company's Common Stock to over $3.00 per share so that the Company's Common Stock will qualify for listing on the NYSE American stock exchange.   The Company's Common Stock is currently listed on the OTC Markets Group OTCQB marketplace under the symbol "NJMC." The Board of Directors believes that listing on the NYSE American stock exchange is likely to increase the liquidity of the Company's Common Stock. The Board of Directors believes the increase in stock price and listing on the NYSE American exchange would make the Company's Common Stock more attractive to a broader spectrum of substantial, long-term investors, including institutional investors that are not currently permitted to invest in shares priced at less than $1.00 per share.  Accordingly, the Board of Directors has determined that effecting the Reverse Stock Split is in the Company's best interests and the best interests of our shareholders.

Procedures for effecting the Proposed Reverse Stock Split and Exchange of Stock Certificates

If the Company's shareholders approve the Reverse Stock Split and the Board of Directors determines it is in the Company's best interest to effect the Reverse Stock Split, the Reverse Stock Split would become effective at such time as the amendment to the Articles of Incorporation, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of Idaho or such time and date as stated therein when filed.

As soon as practicable after the effective date of the Reverse Stock Split, the Company will notify the shareholders that the Reverse Stock Split has been implemented. Nevada Agency Transfer Company, located at 50 West Liberty St, Suite 880, Reno, NV 89501, the Company's transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company's shareholders. No new certificates will be issued to a shareholder until the shareholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Shareholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

General Effect of the Reverse Stock Split on Company Shareholders

If approved and implemented, the Reverse Stock Split will occur simultaneously for all shares of the Company's Common Stock and the Reverse Stock Split ratio will be the same for all shares. The Reverse Stock Split will affect all shareholders uniformly and will not affect any shareholder's percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would otherwise result in any shareholder owning a fractional share. As described below under "Fractional Shares of Company Common Stock", any fraction resulting from the Reverse Stock Split of a shareholder's common shares will be rounded up to a whole share. Each share of Common Stock outstanding after the Reverse Stock Split will be entitled to one vote and will be fully paid and non-assessable.

The principal effect of the Reverse Stock Split will be that:

•If the Reverse Stock Split is implemented, the number of common shares of the Company issued and outstanding would be reduced from 143,602,866 shares to approximately 10,257,348 shares;

•the exercise price and/or the number of common shares of the Company issuable under any of the Company's outstanding convertible securities, common share purchase warrants, stock options and any other similar securities will be proportionately adjusted upon the Reverse Stock Split; and

•the number of common shares reserved for issuance under the Company's current stock option plan will be reduced proportionately upon the Reverse Stock Split.

We do not expect the Reverse Stock Split itself to have any effect on our authorized shares of capital stock available for issuance, which will remain 200,000,000 shares of Common Stock and 1,000,000 shares of preferred stock having no par value.  Nor do we expect the Reverse Stock Split to have an economic effect on our shareholders, debt holders or holders of options, or restricted stock, except to the extent the reverse stock split will result in rounding up for fractional shares as discussed below.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of Company Common Stock held by shareholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered shareholders that hold their shares in their names. Brokers and other nominees that hold the shares of Company Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered shareholders for processing the Reverse Stock Split. Shareholders whose shares of Company Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered "Book-Entry" Holders of the Company's Common Stock

Registered holders of the Company's Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those shareholders will not have stock certificates evidencing their ownership of the Company's Common Stock, but generally have a statement reflecting the number of shares registered in their accounts.

Shareholders that hold registered shares of Company Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such shareholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the shareholder's address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Effect on Registered Certificated Shares of the Company's Common Stock

The Company's transfer agent, Nevada Agency Transfer Company, will act as the exchange agent for purposes of implementing the exchange of registered certificated shares of Company Common Stock. Holders of pre-Reverse Stock Split certificates for shares of Company Common Stock will be asked to surrender certificates representing such shares in exchange for certificates representing shares of Company Common Stock in accordance with the procedures to be set forth in a letter of transmittal or other document the exchange agent will send to shareholders holding registered certificated shares. No new certificates or, to the extent applicable, will be issued to any shareholder until such shareholder has surrendered to the exchange agent such shareholder's outstanding certificate(s), together with all other items that the exchange agent may require. No shareholder will be required to pay a transfer or other fee to exchange his, her or its certificates.

Any certificates representing pre-Reverse Stock Split shares of Company Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for certificates representing post-Reverse Stock Split shares.

SHAREHOLDERS SHOULD NOT DESTROY ANY CERTIFICATE(S) REPRESENTING COMMON SHARES OF STOCK, AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) TO THE EXCHANGE AGENT UNTIL REQUESTED TO DO SO.

Fractional shares of Company Common Stock

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares not evenly divisible by 14 will have the number of post-Reverse Split shares to which they are entitled rounded up to the next whole number. No shareholders will receive cash in lieu of fractional shares.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Company's Common Stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to the Company's Common Stock on the Company's balance sheet will be reduced proportionately based on the ratio for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

No Going Private Transaction

The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the U.S. Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the U.S. Exchange Act.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to the Company's Shareholders

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split to the Company's shareholders. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or non-U.S. income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by the Company's shareholders before the Reverse Stock Split were, and the shares held after the Reverse Stock Split will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended, or the Code. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Accordingly, this discussion should not be considered as tax or investment advice to the Company's shareholders.  Each the Company Stockholder should consult such shareholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Company's Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold shares of Company Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.

No gain or loss will be recognized by a shareholder upon such shareholder's exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares received in the Reverse Stock Split will be the same as the shareholder's aggregate tax basis in the shares of Common Stock exchanged therefor. The shareholder's holding period for shares of Company Common Stock after the Reverse Stock Split will include the period during which the shareholder held the shares of Common Stock surrendered in the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

While the Board of Directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the Company's Common Stock. As a result, the trading liquidity of the Company's shares may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

Further, the Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the Company's shares. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of Company shares outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of the Company's Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price of the Company Common Stock prior to the Reverse Stock Split.

If the Reverse Stock Split is effected and the market price of the Company's shares then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the Company's Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

Reservation of Rights

The Board of Directors reserves the right to determine if and when to file the articles of restatement and amendment with the Secretary of State of Idaho or to abandon the Reverse Stock Split without further action by the shareholders at any time before the filing of the articles of restatement and amendment with the Secretary of State of Idaho, even if the Reverse Stock Split has been authorized by the shareholders at the Special Meeting.

The Board of Directors recommends that shareholders vote "FOR" the approval of Proposal No. 1 to approve an amendment and restatement of the Company's Articles of Incorporation, at the discretion of the Board of Directors, to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of one-for-14.

PROPOSAL NO. 2

APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S CORPORATE NAME FROM NEW JERSEY MINING COMPANY TO IDAHO STRATEGIC RESOURCES, INC.

On September 2, 2021, the Board unanimously approved an amendment and restatement of our articles of incorporation, as amended, to change our corporate name from "New Jersey Mining Company" to "Idaho Strategic Resources, Inc." The Board believes it is in the Company's and our shareholders best interests to effect the name change and recommends to our shareholders the approval and adoption of the name change amendment.

Reason for the Amendment

The Board believes that it is in Company's and our shareholders' best interests to change our corporate name to "Idaho Strategic Resources, Inc.”  The Board feels the name “Idaho Strategic Resources, Inc more accurately reflects and better communicates the Company’s operations in Idaho and focus on advancing it’s gold and strategic critical mineral assets.

Effects of the Amendment

The Board has adopted resolutions setting forth the proposed amendment to Article I of our articles of incorporation, as amended, in the form of an amendment and restatement of the articles of incorporation, and recommends that the shareholders approve (and vote "FOR") such amendment. The resolutions also provide that the amendment be submitted to the shareholders entitled to vote thereon for consideration at the Special Meeting of the Shareholders in accordance with the Idaho Business Corporation Act. The following is the text of the proposed amendment to Article I of our restated certificate of incorporation, as amended:

"The name of this Corporation is: Idaho Strategic Resources, Inc."

If approved, the amendment and restatement of the Company's articles of incorporation will become effective upon the filing of the amended and restated articles of incorporation with the Idaho Secretary of State, which will occur as soon as reasonably practicable following the Special Meeting.

If the name change amendment becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Any new stock certificates that are issued after the name change becomes effective will bear the name "Idaho Strategic Resources, Inc."

If the name change amendment is not approved by the shareholders, the proposed amendment and restatement of Article I of the Company's articles of incorporation, as amended, will not be made and Company's name will remain unchanged.

Vote Required

Approval of an amendment and restatement of the Company's articles of incorporation, as amended, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock, voting as a class, entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal, and your broker (or another organization that holds your shares for you) may not exercise its discretionary authority to vote your shares in favor of this proposal.

The Board of Directors recommends that shareholders vote "FOR" the approval of Proposal No. 2 to approve an amendment and restatement of the Company's Articles of Incorporation, to change the Company's corporate name from New Jersey Mining Company to Idaho Strategic Resources, Inc.

ADDITIONAL INFORMATION

Additional information relating to the Company is available under the Company's profile on EDGAR at www.sec.gov and on the Company's web site at www.newjerseymining.com. Financial information is provided in the Company's comparative financial statements and management's discussion and analysis for the year ended December 31, 2020 included in this mailing on Form 10-K.

OTHER MATTERS

At the date of this Proxy Statement, except for matters incident to the conduct of business at the Special Meeting, the Board of Directors knows of no other matters, other than those referred to in this Proxy Statement or the Notice of Meeting, that will be presented for consideration at the Special Meeting.  However, if any other matters are properly presented for action at the Special Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote the shares represented by the Proxy Card in accordance with their judgment on such matters. Discretionary authority to do so is granted in the Proxy Card.

APPENDIX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NEW JERSEY MINING COMPANY

The undersigned officer of New Jersey Mining Company, an Idaho Corporation (the "Corporation"), on behalf of the Corporation, hereby certifies that: the following correctly sets forth the Amended and Restated Articles of Incorporation of the Corporation; the Amended and Restated Articles of Incorporation consolidate all amendments into a single document; and that the Amended and Restated Articles of Incorporation comply with laws pertinent to corporations in the state of Idaho. The Amended and Restated Articles of Incorporation shall completely supersede the Corporation's prior Articles of Incorporation and any amendments thereto.  The undersigned further certifies the amendments contained herein have been duly approved by the board of directors and the shareholders as of October 6, 2021 in the manner required by Idaho Code §30-29-1003 and the Corporation's Articles of Incorporation, as amended.

ARTICLE I

Name; Principal Office

The name of this corporation is: Idaho Strategic Resources, Inc.  The principal place of business of the Corporation, subject to change by the Board of Directors, is 201 N. 3rd Street, in the City of Coeur d'Alene, County of Kootenai, State of Idaho, and the resident agent in charge thereof is John F. Ferguson.

ARTICLE II

Authorized Capital

A.Classes of Shares.  This Corporation will have authority to issue two classes of stock, designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation will have authority to issue is Two Hundred One Million (201,000,000), Two Hundred Million (200,000,000) shares of which will be Common Stock having no par value, and One Million (1,000,000) shares of which will be Preferred Stock having no par value. Each share of any one class of stock will be identical to each other share of that class, except that in the case of shares of Preferred Stock, the dates from which dividends will begin to accumulate may vary.

B.Reverse Stock Split. Pursuant to Idaho Code §30-29-1006 and §30-29-1007, the following amendments to Article II are hereby made to insert the following Section B immediately following Section A:

Effective at 5:00 p.m. upon the filing date of these Restated Articles of Incorporation (the "Effective Time"),  every fourteen (1) shares of the Corporation's issued and outstanding

Common Stock that are issued and outstanding immediately prior to the Effective Time shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's Common Stock, having no par value, provided that in the event a shareholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, after aggregating all such fractions of a share, such shareholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.

The Corporation, or the Corporation's transfer agent acting on the Corporation's behalf, shall provide certificates representing the split, consolidated and reclassified shares of Common Stock of the Corporation in exchange for and upon receipt and surrender of certificates representing shares of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, certificates representing shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time until they are surrendered shall represent only the right of the holders thereof to receive shares of the split, consolidated and reclassified shares of Common Stock of the Corporation resulting from the Reverse Stock Split.

C.Preferred Shares. The Board of Directors is authorized, subject to limitations prescribed by law, these Articles of Incorporation and the provisions of this subsection C, to provide for the issuance of the preferred shares in series, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

1.The number of shares constituting that series and the distinctive designation of that series;

2.The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

3.Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

4.Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

5.Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

7.Any other relative rights, preferences and limitations of that series; and

8. Filing Articles of Amendment with the Secretary of State without shareholder approval setting forth the rights, preferences and limitations of any series of preferred stock.

C. Dividends. Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period.

ARTICLE III

No Preemptive Rights

The owners of shares of stock of this corporation shall not be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of stock or securities convertible into stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends or otherwise.

ARTICLE IV

Noncumulative Voting

Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election he or she has a right to vote, but no shareholder shall be entitled to cumulate his or her votes.

ARTICLE V

Bylaws

The board of directors shall have full power to adopt, alter, amend, or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders.  Nothing herein shall deny the concurrent power of the shareholders to alter, amend, or repeal the bylaws or adopt new bylaws.

ARTICLE VI

Amendment of Articles

This corporation reserves the right to amend, alter, change, or repeal any provisions contained in its articles of incorporation in any manner now or hereafter prescribed or permitted by statute.  All rights of shareholders of this corporation are granted subject to this reservation.

ARTICLE VII

Transactions with Interested Parties

No contracts or other transactions between this Corporation and any other corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any director of this Corporation is pecuniarily or otherwise interested in, or is a trustee, director, or officer of, such other corporation.  Any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the Corporation; provided, that the fact that such director or such firm is so interested shall be disclosed to or shall have been known by the board of directors or a majority thereof.

ARTICLE VIII

Directors

The number of directors of this corporation shall be determined in the manner provided by this Corporation's Bylaws and may be increased or decreased from time to time in the manner provided therein.

At such time when the Board of Directors shall consist of nine (9) or more members, in lieu of electing the whole number of Directors annually, the directors shall be divided into three (3) classes, each class to contain one-third of the total members, or as near as may be, the term of office of Directors of the first class to expire at the first annual meeting of shareholders after the election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting if there be three (3) classes.

ARTICLE IX

Action by Written Consent of Shareholders

Any action required or permitted by the Idaho Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for filing by the corporation with the minutes or corporate records.

ARTICLE X

Director Liability; Indemnification

This corporation shall provide any indemnification allowed by the Idaho Business Corporation Act and shall indemnify directors., officers, agents and employees as follows:

1.To the fullest extent now or hereafter permitted by applicable law, this corporation shall indemnify its officers and directors whether they are serving the corporation or, at its request, any other entity, as an officer, director or in any other capacity.

2.This corporation may indemnify other employees and agents to the extent as may be authorized by the Board of Directors or the Bylaws and be permitted by law, whether the employees and agents are serving this corporation or, at its request, any other entity.

3.The Board of Directors may take such action as is necessary to carry out thes indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts in implementing such provisions, including, but not limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made, or such further indemnification agreements as may be permitted by law.

4.The forgoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision or the Articles of Incorporation, Bylaws or other agreements.

5.No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed this ___th day of October, 2021.

NEW JERSEY MINING COMPANY

By:  John Swallow

Chairman and Chief Executive Officer

APPENDIX B